Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S. C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Kaiser Group Holdings, Inc. (the “Company”) for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas W. McMinn, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2005	/s/ Douglas W. McMinn
Douglas W. McMinn,
President and Chief Executive Officer